SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K
                                CURRENT REPORT

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                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 22, 1996


                            WORTHINGTON FOODS, INC.
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            (Exact name of registrant as specified in its charter)


     Ohio                    000-19887                     31-0733120
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  (State of            (Commission File Number)          (IRS Employer
Incorporation)                                         Identification No.)


                 900 Proprietors Road, Worthington, Ohio 43085
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              (Address of principal executive offices) (Zip Code)

                                (614) 885-9511
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             (Registrant's telephone number, including area code)


                           Total number of pages: 6

                           Index to Exhibits: Page 5


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Item 5.  Other Events.

     On October 22, 1996, the Board of Directors of Worthington Foods, Inc. (the "Company") declared a distribution in the form of a share split (the "Stock Split") whereby one additional common share will distributed for every three common shares outstanding as of the close of business on November 15, 1996 (i.e., a four-for-three stock split). The Stock Split will be distributed on or about December 6, 1996, to holders of record of the Company's common shares on November 15, 1996. No fractional shares will be distributed to shareholders in connection with the Stock Split. If a shareholder would otherwise be entitled to receive a fractional share as a result of the Stock Split, such shareholder will receive a check as payment in lieu of the fractional share based on the closing price of the Company's common shares on the record date for the Stock Split as reported by NASDAQ, as adjusted for the Stock Split.

     In accordance with the Rights Agreement dated as of June 13, 1995, between the Company and National City Bank, as Rights Agent, as amended (the "Rights Agreement"), each outstanding common share of the Company is currently accompanied by one right to purchase from the Company, under certain circumstances, four-fifths of one one-hundredth of a Series A Junior Participating Preferred Share, without par value (the "Preferred Shares"), at a price of $92.00, subject to adjustment (a "Right"). In accordance with the terms of the Rights Agreement, the Board of Directors of the Company has authorized an adjustment of the number of one one-hundredths of a Preferred Share purchasable after the Stock Split upon exercise of a Right. Effective on the date of distribution of the Stock Split, the Rights associated with each issued and outstanding common share of the Company shall be automatically adjusted so that each Right will represent the right to purchase three-fifths of one one-hundredth of a Preferred Share. The exercise price of the Rights will continue to be $92.00 for each one one-hundredth of a Preferred Share. Each common share outstanding after the distribution of the Stock Split will continue to be accompanied by one Right.




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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        Exhibit 99(a) Certificate of Adjustment by the Company dated as of October 29, 1996



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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    WORTHINGTON FOODS, INC.


Dated:  October 29, 1996           By: /s/ Dale E. Twomley
                                       ______________________________
                                       Dale E. Twomley
                                       President and Chief Executive
                                       Officer



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


                                 EXHIBIT INDEX

                          Current Report on Form 8-K
                            Dated October 29, 1996

                            Worthington Foods, Inc.


Exhibit
  No.             Description                                     Page
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 99(a)            Certificate of Adjustment by the                  6
                  Company dated as of October 29, 1996


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